Exhibit 10.4
AMENDMENT #4 TO THE AUTHORIZED DISTRIBUTOR MARKET PRICE
AGREEMENT DATED AS OF JULY 1ST, 1993, BY AND BETWEEN:
FUTURE ELECTRONICS INC. (“Future”)
-and-
SIPEX CORPORATION (“Sipex”)
WHEREAS Sipex and Future have entered into an Authorized Distributor Market Price Agreement dated as of the 1st day of July  1993 (the “Agreement”);
WHEREAS the Agreement was amended by an amendment dated as of the 1st day of October 2002 (the “First Amendment”), whereby Future was designated as Sipex’s exclusive distributor for North America and Europe for the term set forth therein;
WHEREAS the Agreement was subsequently amended through Addendum “A”, executed by Future on February 7, 2003, and by Sipex on February 12, 2003 (the “Second Amendment”);
WHEREAS the Agreement was subsequently amended on September 15th, 2003, (the “Third Amendment”);
WHEREAS Future and Sipex (collectively, the “Parties” and individually, each a “Party”) wish to further amend the Agreement, through this Amendment #4 (this “Amendment”) as set forth hereafter;
NOW THEREFORE, IN CONSIDERATION OF THE RESPECTIVE COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:
1.	Please change section 7(a) of the Second Amendment to now read as follows:

Quarterly Rotation. Within forty-five (45) calendar days following each period of three (3) consecutive months during the term, FUTURE may return to SUPPLIER for credit, a quantity of Products the value of five (5%) percent of the net sales dollars invoiced by SUPPLIER to FUTURE for all Products purchased by FUTURE during the previous three (3) month period. Credit issued for such returned Products will be based upon the price paid by FUTURE, less any prior credits granted by SUPPLIER on the returned Product and applied against future purchases of Products from SUPPLIER. FUTURE may make such returns from one or more stocking location (s). The foregoing return privilege shall be subject to the following conditions:
(a) The Products are returned in merchantable condition;
(b) Prior to returning any Products, FUTURE obtains a Return Material Authorization from SUPPLIER.
/s/ SA

In addition, SUPPLIER will credit FUTURE a two (2%) percent scrap allowance per Sipex’s fiscal quarter, effective from April 1st, 2006. The scrap allowance shall be calculated based upon the actual net product delivered to FUTURE by SUPPLIER in the preceding quarter. Net delivered products means delivered product less any credit for returned product granted by SUPPLIER to FUTURE in the preceding quarter.
All other terms and conditions to the Distributor Agreement dated July 1st, 1993 and amendment between Sipex Corporation and Future Electronics shall remain unchanged.
WHEREFORE THE PARTIES HAVE EXECUTED THIS AMENDMENT, AS OF April 25th, 2006.

FUTURE ELECTRONICS INC.	SIPEX CORPORATION

/s/ Sam Abrams	/s/ Rick Hawron

Per: Sam Abrams	Per: Rick Hawron